UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025

(Address of principal executive offices and zip code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2013, as described below, the stockholders of Landec Corporation (the “Company”) approved the Company’s 2013 Stock Incentive Plan (the “Plan”). Upon such approval, the Plan became effective, and, as a result, no further awards will be made under the Company’s 2009 Stock Incentive Plan or any other Company equity award plan. Employees (including officers), consultants and directors of the Company and its subsidiaries and affiliates are eligible to participate in the Plan.

The Plan provides for the grant of stock options (both nonstatutory and incentive stock options), stock grants, stock units and stock appreciation rights. Awards under the Plan will be evidenced by an agreement with the Plan participant. A total of two million (2,000,000) shares of the Company’s common stock (“Shares”) are available for awards under the Plan. Under the Plan, no recipient may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 500,000 Shares; (ii) stock grants and stock units covering in excess of 250,000 Shares in the aggregate; or (iii) stock appreciation rights covering more than 500,000 Shares. In addition, no non-employee director may be granted awards covering in excess of 30,000 Shares in the aggregate during any fiscal year.

The Board of Directors may amend the Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. The Board of Directors may terminate the Plan at any time and for any reason. The term of the Plan is seven years from the date of stockholder approval.

The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the Plan, which is filed as an exhibit hereto.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On October 10, 2013, the Company held its Annual Meeting of Stockholders.  The four proposals presented to stockholders were the election of four Class 2 directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2014, the approval of the 2013 Stock Incentive Plan, and a non-binding advisory proposal approving executive compensation.

Director	Votes For	Votes Withheld	Broker Non Votes
Dean Hollis	20,665,608	437,934	2,978,670
Robert Tobin	20,661,029	442,513	2,978,670
Nicholas Tompkins	20,205,949	897,593	2,978,670
Tonia Pankopf	20,676,920	426,622	2,978,670

All of the nominees were elected to serve two year terms.

2.           Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 25, 2014, with votes as follows: 23,414,538 votes for approval and 651,000 votes against approval, with 16,674 votes abstaining.

3.           Stockholders approved the 2013 Stock Incentive Plan, with votes as follows:

For	Against	Abstain	Broker Non-Votes
18,229,455	2,846,345	27,742	2,978,670

4.           Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with votes as follows:

For	Against	Abstain	Broker Non-Votes
20,772,500	251,186	79,856	2,978,670

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	2013 Stock Incentive Plan and related forms of agreements

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: October 11, 2013	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2013 Stock Incentive Plan and related forms of agreements